EXHIBIT 10.23

AGREEMENT AND GENERAL RELEASE

Affinion  Group,  Inc. ,  a  Delaware  corporation   ("Affinion" ),   Affinion   Group  Holdings, Inc., a Delaware corporation ("Holdings," and together with Affinion, the "Company"), and Robert Lyons (hereinafter collectively with his heirs, executors, administrators, successors and assigns, "EMPLOYEE") mutually desire to enter into this Agreement and General Release, effective as  of December 15, 2017, and agree that:

EMPLOYEE is a party to an Employment Agreement, dated as of December 27, 2014 (as amended, the "Employment Agreement"), with Affinion and Holdings, pursuant  to  which EMPLOYEE most recently served as Chief Operating Officer of the Company and President of Connexions Loyalty, Inc., a wholly-owned subsidiary of the Company;

EMPLOYEE's employment with the Company will terminate effective December 15, 2017;

EMPLOYEE understands that this Agreement and General Release is executed for the benefit of Affinion and Holdings (and each of the affiliates, subsidiaries, successors and assigns of Affinion and Holdings, as well as each of the directors, officers, employees and agents of Affinion and Holdings and each such other entity) and that it is enforceable by either Affinion or Holdings (along with their respective successors and assigns) individually or collectively;

The terms of this Agreement and General Release are the products of mutual negotiation and compromise between the parties hereto;

The meaning, effect and terms of this Agreement and General Release have been fully explained to EMPLOYEE;

EMPLOYEE is hereby advised, in writing, by the Company that he should consult with an attorney prior to executing this Agreement and General Release;

EMPLOYEE is being afforded at least forty-five (45) days to  consider  the  meaning  and effect of this Agreement and General Release; provided, however pursuant to Section 4(d) of the Employment Agreement, if EMPLOYEE should fail to  execute  this  Agreement  and  General Release within sixty (60) days following  the  Separation  Date, as defined below, the Company shall not have any obligation to provide the payments set forth in Section 2 of this Agreement and General Release ;

EMPLOYEE understands that he may revoke this Agreement and General Release for  a period of seven (7) calendar days following the day he  executes  this  Agreement  and  General Release and this Agreement and General  Release  shall  not  become effective  or enforceable until the revocation period has expired, and no revocation has occurred. Any revocation within this period must be submitted, in writing, to the Company and state, "I hereby revoke my acceptance of your Agreement and General Release." Said revocation must be personally delivered to the Company or its designee, or mailed to the Company and postmarked within seven (7) calendar days of execution of this Agreement and General Release; and

EMPLOYEE has carefully considered other alternatives to executing this Agreement and General Release.

NOW, THEREFORE, the parties hereto, for the full and sufficient consideration set forth below, agree as follows:

I.EMPLOYEE's last date of employment with the Company is December 15, 2017 (the "Separation Date"). EMPLOYEE hereby agrees that EMPLOYEE hereby resigns from all positions in which Employee was an officer or director of Affinion, Holdings, or any of their subsidiaries or other businesses, without any further action necessary, effective as of the Separation Date. As of the Separation Date, EMPLOYEE's salary will cease, and any entitlement EMPLOYEE has or might have under a Company provided benefit plan, program or practice will terminate, except as required by federal or state law, or as otherwise described below.

a.Salary – On or before January 1, 2018, the Company will pay EMPLOYEE all earned but unpaid base salary, less applicable withholding taxes, up to and through the Separation Date.

b.Benefits - The Company shall continue coverage of health care only for EMPLOYEE and covered dependents through December 31, 2017, at which point EMPLOYEE will have the option to continue coverage under COBRA.

c.Relocation Expenses - The Company will pay EMPLOYEE's currently submitted relocation expenses in the amount of Seventy-Two Thousand Seven Hundred Ninety-Nine Dollars and Ninety Cents ($72,799.90).

2.In consideration for the execution by EMPLOYEE of this Agreement and General Release and his compliance with the promises made herein, the parties agree as follows:

a.Severance Pay - The Company shall pay EMPLOYEE consideration in the amount of Eight Hundred Twenty Thousand Dollars ($820,000.00), subject to applicable taxes, withholding and deductions, which will be paid in equal installments in accordance with the Company's regularly scheduled payroll cycle over a twenty-four (24) month period.

b.Outplacement - The Company shall provide EMPLOYEE with six (6) months of outplacement support services at a cost of up to Twenty Thousand Dollars ($20,000).

3.Full Release. For the consideration set forth in the Employment Agreement, for other fair and valuable consideration therefor and the consideration set forth in section 2 hereof, EMPLOYEE, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the "Releasors"), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, officers, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the "Company Entities") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors  have,  from  the  beginning of time through the date of this Agreement and General Release, against the Company Entities arising out of or in any way related to EMPLOYEE's employment or termination of his employment; provided, however, that this shall  not  be a release  with  respect to EMPLOYEE's  right to indemnification and directors' and officers' insurance  as  provided  in  Section  9  of  the Employment Agreement.

4.Waiver of Rights Under Other Statutes. EMPLOYEE understands that this Agreement and General Release waives all claims and rights EMPLOYEE may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) ("ADEA''), Title VII of the Civil Rights Act; the Employee Retirement  Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Connecticut Fair Employment Practices Act; and all other statutes, regulations, common  law, and other laws in any and all jurisdictions (including, but not limited to, Connecticut) that in any way relate to EMPLOYEE's employment or the termination of his employment.

5.Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Agreement and General Release. This Agreement and General Release is executed by EMPLOYEE without reliance on any representation by Affinion, Holdings or any of their agents. EMPLOYEE states that that he is fully competent to manage his business affairs and understands that he may be waiving legal rights by signing this Agreement and General Release. EMPLOYEE hereby acknowledges that he has carefully read this Agreement and General Release and has had the opportunity to thoroughly discuss the terms of this Agreement and General Release with legal counsel of his choosing. EMPLOYEE hereby acknowledges that he fully understands the terms of this Agreement and General Release and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

6.Waiver of Rights Under the Age Discrimination Act. EMPLOYEE understands that this Agreement and General Release, and the release contained herein, waives all of his claims and rights under the ADEA. The waiver of EMPLOYEE's rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement and General Release is executed. The monies to be paid to EMPLOYEE are in addition to any sums to which EMPLOYEE would be entitled without signing this Agreement and General Release. For a period of seven (7) days following execution of this Agreement and General Release, EMPLOYEE may revoke the terms of this Agreement and General Release by a written document received by the General Counsel of the Company no later than 11:59 p.m. of the seventh day following EMPLOYEE's execution of this Agreement and General Release. This Agreement and General Release will not be effective until said revocation period has expired. EMPLOYEE acknowledges that he has been given up to forty-five (45) days to decide whether to sign this Agreement and General Release. EMPLOYEE has been advised to consult with an attorney prior to executing this Agreement and General Release and has been given a full and fair opportunity to do so.

7.Employee Cooperation.  EMPLOYEE agrees to reasonably cooperate with the Company after his separation from employment, including, but not limited to, assisting with the transition of EMPLOYEE's duties relating to the Company's clients, vendors, and other business associates.

8.Miscellaneous.

(a)This Agreement and General Release shall be governed in all respects by the laws of the State of Connecticut without regard to the principles of conflict of law.

(b)In the event that any one or more of the provisions of this Agreement and General  Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of  the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement and General Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c)This Agreement and General Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)The paragraph headings used in this Agreement and General Release are included solely for convenience and shall not affect or be used in connection with the interpretation of  this Agreement and General Release.

(e)This Agreement and General Release represents the entire agreement between the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the Company, Holdings, and EMPLOYEE; provided, however, that Sections 5, 6, 7, 8, 9 and 10 of the Employment Agreement shall survive until the expiration of the applicable time periods set forth therein. If any dispute should arise under this Agreement and General Release, it shall be settled in accordance with the terms of the Employment Agreement.

(f)This Agreement and General Release shall be binding on the executors, heirs, administrators, successors and assigns of EMPLOYEE and the successors and assigns of Company and Holdings and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and General Release on this day of December 15, 2017.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Brian J. Fisher
Name:	Brian J. Fisher
Title:	General Counsel

AFFINION GROUP, INC.

By:	/s/ Brian J. Fisher
Name:	Brian J. Fisher
Title:	General Counsel

/s/ Robert Lyons
Robert Lyons